Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned, being a director and/or officer of The Williams Companies, Inc., a Delaware corporation (“Williams”), hereby constitutes and appoints James J. Bender, La Fleur C. Browne, and Tami L. Carson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-3 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of various securities of Williams or its consolidated subsidiaries (including without limitation debt securities, preferred stock, common stock, purchase contracts, warrants, or units) and any and all amendments to such registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 21st day of May, 2009.

Name	Title	Date

/s/ Steven J. Malcolm	President, Chief Executive Officer and	May 21, 2009
Steven J. Malcolm	Chairman of the Board (Principal Executive Officer)

/s/ Donald R. Chappel Donald R. Chappel	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 21, 2009

/s/ Ted T. Timmermans	Controller	May 21, 2009
Ted T. Timmermans	(Principal Accounting Officer)

/s/ Joseph R. Cleveland	Director	May 21, 2009
Joseph R. Cleveland

/s/ Kathleen B. Cooper	Director	May 21, 2009
Kathleen B. Cooper

/s/ Irl F. Engelhardt	Director	May 21, 2009
Irl F. Engelhardt

/s/ William R. Granberry	Director	May 21, 2009
William R. Granberry

Name	Title	Date

/s/ William E. Green	Director	May 21, 2009
William E. Green

/s/ Juanita H. Hinshaw	Director	May 21, 2009
Juanita H. Hinshaw

/s/ W.R. Howell	Director	May 21, 2009
W.R. Howell

/s/ George A. Lorch	Director	May 21, 2009
George A. Lorch

/s/ William G. Lowrie	Director	May 21, 2009
William G. Lowrie

/s/ Francis T. MacInnis	Director	May 21, 2009
Francis T. MacInnis

/s/ Janice D. Stoney	Director	May 21, 2009
Janice D. Stoney
ATTEST:

/s/ La Fleur C. Browne
La Fleur C. Browne
Secretary

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